HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

 HOME OFFICE:        1 Horace Mann Plaza
                     Springfield, Illinois 62715-0001
                     1-800-999-1030

 MAILING ADDRESS:    PO Box 4657
                     Springfield, IL 62708-4657

CERTIFICATE FOR DEPOSIT ADMINISTRATION CONTRACT
(GROUP FLEXIBLE PREMIUM DEFERRED FIXED AND VARIABLE RETIREMENT
ANNUITY CERTIFICATE) WHEN USED TO FUND 403(B) PLAN

NONPARTICIPATING -- DIVIDENDS NOT PAID

ANY PAYMENTS AND VALUES UNDER THIS CERTIFICATE WHICH ARE BASED ON INVESTMENT RESULTS OF THE SEPARATE ACCOUNT(S) ARE VARIABLE AND NOT GUARANTEED.

We agree to provide the benefits described in this certificate.

Signed for the Company at Springfield, Illinois, as of the Certificate Date.

/s/ Lou Lower                  /s/ Dan Jensen                /s/ Ann M. Caparros
President                      Countersigned                 Corporate Secretary

RIGHT TO CANCEL -- YOU MAY CANCEL THIS CERTIFICATE BY DELIVERING OR MAILING A WRITTEN NOTICE TO US OR TO THE AGENT FROM WHOM YOU PURCHASED IT WITHIN 30 DAYS AFTER IT IS DELIVERED TO YOU. WE WILL REFUND ALL CONTRIBUTIONS MADE TO THE FIXED ACCOUNT AND THE SEPARATE ACCOUNT VALUE WITHIN 10 DAYS AFTER WE RECEIVE NOTICE OF CANCELLATION AND THE RETURNED CERTIFICATE. ANY APPLICABLE PREMIUM TAX WILL BE DEDUCTED FROM THE CONTRIBUTIONS. UPON RETURN OF THE CERTIFICATE, IT SHALL BE VOID AS IF NONE HAD BEEN ISSUED.

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

This certificate is evidence of an annuity provided by the Deposit Administration Contract (Group Flexible Premium Deferred Fixed and Variable Retirement Annuity Contract) issued to the contract Owner.

Some additional benefits may apply to members of this group. These benefits are described in the actual Contract between the contract Owner and Horace Mann Life Insurance Company. This certificate is not part of the group contract. Only the actual group contract provisions and the Plan Document will control. The group contract sets forth in detail the rights and obligations of you, the contract Owner and Horace Mann Life Insurance Company.

A copy of the group contract is held on file by the contract Owner and Horace Mann Life Insurance Company. IT IS IMPORTANT THAT YOU READ YOUR CERTIFICATE CAREFULLY. If you have any questions, you may contact us or the contract Owner with reference to the group contract.

The Group Flexible Premium Deferred Fixed and Variable Retirement Annuity Contract provides for the accumulation of value for retirement income and guaranteed annuity income options. The guaranteed interest rate and contingent deferred sales charges for this certificate are shown on your Certificate Data pages.

 TABLE OF CONTENTS

                                                              Starting on
Section                                                              Page
          Certificate Data pages .........................             2
 1.       Definitions of certain terms ...................             4
 2.       Certificate expense(s) .........................             6
 3.       Investment Accounts ............................             7
 4.       Contribution provisions ........................             9
 5.       General provisions .............................             9
 6.       Valuation provisions ...........................            11
 7.       Fixed Account liquidity provisions .............            12
 8.       Certificate discontinuance .....................            13
 9.       Death benefit ..................................            13
 10.      Annuity income options .........................            14
 11.      Annuity income option tables ...................            18

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

                                CERTIFICATE DATA

Certificate number:
Participant:
Certificate Date:                   04/01/2002
Maturity Date:                      04/01/2020
Age at issue:                       52
Sex:                                Male
Owner:

Net contribution(s) :

    Initial                         $    6,426.79

    Subsequent                      $   10,000.00 per year, payable in 20 installments(s)

    Minimum                         The minimum contribution is $10 per pay.

Fixed Account:                                                                        70%

    Variable Account:               Fidelity Mid Cap                                  10%
                                    Davis Value                                       10%
                                    Ariel Appreciation Fnd                            10%
                                                                               Total 100%
Competing Funds:                    none.

Guaranteed interest rate:

    Fixed Account:                  3% per year prior to the start of income payments.

    Variable Account:               none.

Surrender charge rates:             0%

                                                                          Page 2
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HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

Certificate number:
Participant:

Contingent Deferred Sales                 Fixed Account and Variable Account:
Charges                                   During contract year                  % charged
                                                          1                        0%
                                                          2                        0%
                                                          3                        0%
                                                          4                        0%
                                                          5                        0%
                                                       thereafter                  0%

Annual maintenance charge:                $0 per year until the total accumulation value
                                          reaches $0.00.
Mortality risk and expense risk fee:

    Fixed Account:                        none.

    Variable Account:                     Group A                                  0.80% per year.

Income payments:                          Income payments will begin on the Maturity
                                          Date if the Participant is then living. These income
                                          payments are determined by applying the annuity value of
                                          the certificate in accordance with the certificate
                                          provisions. The factors in Section 11 are guaranteed
                                          through the Maturity Date.

Guaranteed annuity income option rate:                    3% per year

                                                                         Page 2A

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

                 TABLE OF GUARANTEED MONTHLY INCOME PAYMENTS AND
                     MINIMUM ACCOUNT AND TERMINATION VALUES*

Certificate number:
Participant:

   Contract                              Minimum                 Minimum              Guaranteed
Anniversary      Attained              Guaranteed              Guaranteed           Monthly Income
    Date           Age*              Account Value*         Termination Value*        Payments*
      l             53                $   7,126.31            $   6,769.99
      2             54                $  14,466.41            $  13,743.09
      3             55                $  22,026.72            $  20,925.38
      4             56                $  29,813.83            $  28,323.14
      5             57                $  37,834.56            $  37,834.56
      6             58                $  46,095.92            $  46,095.92
      7             59                $  54,605.11            $  54,605.11
      8             60                $  63,369.58            $  63,369.58           $  290.23
      9             61                $  72,396.99            $  72,396.99
     10             62                $  81,695.22            $  81,695.22
     11             63                $  91,272.40            $  91,272.40
     12             64                $ 101,136.89            $ 101,136.89
     13             65                $ 111,297.32            $ 111,297.32           $  572.06
     14             66                $ 121,762.57            $ 121,762.57
     15             67                $ 132,541.77            $ 132,541.77
     16             68                $ 143,644.35            $ 143,644.35
     17             69                $ 155,080.01            $ 155,080.01
     18             70                $ 166,858.74            $ 166,858.74           $  977.79

* This assumes the initial contributions allocated to the certificate are paid when due, that only guaranteed interest is credited and that no partial withdrawals have been made.

      Guaranteed monthly income payments are based on the 10 year certain and life annuity income option and assume income payments start at the indicated age.

**    This date refers to the Maturity Date.

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

SECTION 1. DEFINITIONS OF CERTAIN TERMS

"Accumulation unit" is an accounting unit of measure used to calculate the Separate Account values.

"Administrative notice: is a notice issued to and made a part of the group contract.

"Annuitant" is the individual whose life shall serve as the measuring life for purposes of annuity payments under this certificate,

"Annuity commencement date" is the date as of which annuity payments to a Participant are to begin as described under "Annuity income options" in this certificate. However, these will be in accordance with Code Section 401(a)(9).

"Certificate" is this form describing benefits and provisions determined by the group contract.

"Certificate anniversary date" is the first day of a certificate year after the first certificate year.

"Certificate effective date" is the effective date of this certificate. It is the date from which certificate years are determined.

"Certificate year" is a period of 12 months commencing with the certificate effective date or with any certificate anniversary.

"Code" is the Internal Revenue Code of 1986, as amended, or any successor thereto, along with the rulings and regulations issued thereunder.

"Company" is Horace Mann Life Insurance Company (may be referred to in this certificate as "we" or "us").

"Contract Owner" is the named employer or benefit trust in the Master Group Application.

"Contract year" is a period of 12 months commencing with the contract effective date or with any contract anniversary.

"Date of coverage" is the date on which the application made on behalf of a Participant is received by the Company in good order.

"Fixed Account" refers to all assets of the Company other than those in the Separate Account(s), or in any other separate investment account established by the Company.

"Fund" is the underlying investment(s) to which net contributions may be allocated under a Separate Account.

"Good order" is an authorized Participant or contract Owner instruction to the Company given with such clarity and completeness that the Company is not required to exercise any discretion, utilizing such forms as the Company may require.

"Group contract" or "contract" is the master contract explaining all rights and benefits provided for the Participants. A copy of it is held on file by the contract Owner and us.

"Home Office" is our executive office at 1 Horace Mann Plaza, Springfield, IL 62715-0001.

"Minimum death benefit" is the minimum amount payable upon the death of a Participant prior to age 70 and before any annuity income option has commenced.

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HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]


"Participant" is a person who participates in the plan and elects to participate in this certificate.

"Participant's account" is a bookkeeping account to which the Fixed Account values and Separate Account values held by the contract Owner on behalf of a Participant are allocated, together with credited earnings and losses and less any prior surrenders (including transfers).

"Participant's certificate year" is a period of 12 months commencing with the Participant's date of coverage under this certificate and each successive twelve
(12) month period thereafter.

"Plan" is the deferred compensation plan, 403(b) plan or qualified retirement plan that is funded by the contract.

"Premium tax" is the tax or amount of tax, if any, charged by a state or municipality on premiums or certificate value.

"Proof of death" is a certified copy of the death certificate or an order of a court of competent jurisdiction.

"Related contract" is any plan funding vehicle identified by the contract Owner in writing and accepted by the Company for the purpose of calculating or determining certain charges, services and/or benefits in connection with this certificate.

"Related Participant directed account option" is any Participant directed investment account under the plan as identified by the contract Owner and accepted by the Company for the purpose of Participant directed transfers of amounts from the certificate for investment outside of the certificate.

"Separate Account" is a segregated asset account which receives and invests net contributions allocated to it. The Separate Account(s) supporting this certificate are shown on the Certificate Data pages.

"Subaccount" is an account established within a Separate Account with respect to a fund.

"Supplemental contract" is a contract issued to a Participant or beneficiary, in order to effect an annuity income option under this certificate.

"Supplemental contract owner" is the Participant or beneficiary to whom a supplemental contract is issued.

"Termination value" for each Participant's account for any day prior to the annuity commencement date is the value of the Participant's account on that valuation day, less:

      (a) any applicable premium taxes not previously deducted; and

      (b) any applicable contingent deferred sales charges as shown on the Certificate Data pages.

The portion of a Participant's termination value invested in a Separate Account may decrease or increase from day to day and is determined by the daily unit values of the Subaccount(s) on the day of termination.

"Valuation day" is every day the New York Stock Exchange is open for trading on which a value is calculated. The value of a Separate Account is determined as of the close of the New York Stock Exchange on such days

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

"Valuation period" is the period between close of business on successive valuation days.

"Variable retirement unit" is an accounting unit of measure used to calculate the Separate Account values for supplemental contract Owners.

SECTION 2. CERTIFICATE EXPENSE(S)

ANNUAL MAINTENANCE CHARGE -- The annual maintenance charge, if applicable, is deducted from the total accumulation value of the Participant's account or a proportionate amount will be collected upon Participant's account termination. The annual maintenance charge is deducted from the Subaccount containing the greatest dollar amount or from the Fixed Account when none of the Subaccounts have any value. This charge is shown on the Certificate Data pages and covers the general maintenance of the Participant's account.

CONTINGENT DEFERRED SALES CHARGES -- Surrenders and transfers from this certificate shall be subject to a contingent deferred sales charge. The contingent deferred sales charge is a percentage of the Participant's account values transferred or surrendered. The number of Participant's certificate years completed prior to the surrender or transfer will determine the amount of the contingent deferred sales charge. For the purpose of calculating the contingent deferred sales charge only, the number of Participant's certificate years under this certificate shall be deemed to have commenced with the Participant's date of coverage under a related contract, provided such related contract is so accepted by the Company for such purpose.

      (a) The contingent deferred sales charge to be applied under this certificate shall be equal to:

      5 percent of the surrendered or transferred amount from the Participant's account during the Participant's first 5 certificate years. After the Participant's fifth certificate year, surrenders or transfers will no longer be subject to any deduction for contingent deferred sales charges.

      (b) The contingent deferred sales charge described in (a) above shall not apply to an eligible surrender. For purposes of this contract, an eligible surrender is a surrender, including a surrender applied to effect an annuity income option under Section 10, "Annuity income options," where such surrender is (1) made on account of a qualifying event and (2) payable directly to the Participant, or, if applicable, to the Participant's beneficiary. For the purposes of this certificate, qualifying events are specified by endorsement.

      (c) The contingent deferred sales charges shall not apply to a transfer of certificate values from this certificate to a related Participant directed account option or between the Fixed Account and/or the subaccounts of the Separate Account(s) in this certificate.

      (d) Notwithstanding any other provisions of this certificate, the contingent deferred sales charge shall not apply if a Participant elects an annuity income option of at least five years in duration.

DEDUCTION FOR MORTALITY AND EXPENSE RISK -- For assuming the mortality and expense risk and administrative undertakings under this certificate the Company makes a deduction from the average daily net assets of the Separate Account(s) as follows:

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

The annualized rate of the deduction for such risks and undertakings has initially been set at the rate indicated in the table below. These deductions may be decreased at the sole discretion of the Company, and may be increased by the Company upon 90 days advance written notice to the contract Owner, and subject to a maximum deduction of 1.50 percent per year from the average daily net assets of each investment option (subaccount) under the Separate Account(s) included in this certificate. Deductions applicable to each investment option (subaccount) under the Separate Account(s) included in this certificate may increase or decrease based on the amount of assets under this certificate.

The initial annualized rates of deduction for assuming the mortality, expense and administrative undertakings to be applied under this certificate are shown on the Certificate Data page.

SECTION 3. INVESTMENT ACCOUNTS

THE FIXED ACCOUNT

ALLOCATION AND TRANSFER TO FIXED ACCOUNT -- The Fixed Account will receive the net contributions allocated to it and dollar amounts transferred from the Separate Account(s).

As of the date we receive contributions at the Home Office for the Fixed Account, we will allocate the net contribution to this account. As of the date we receive a Participant's valid request to transfer an amount from a Separate Account, or as of a requested future date, we will deposit the transfer amount to the Fixed Account.

GUARANTEED INTEREST RATE -- Guaranteed interest will be credited on a daily basis to the Fixed Account. Interest will be credited from the date we receive each net contribution or a dollar amount transferred from a Separate Account. The guaranteed interest rate for the Fixed Account value prior to the start of income payments is shown on the Certificate Data pages, but will in no instance be less than 3 percent per year.

CURRENT INTEREST RATES -- We may pay interest in excess of the guaranteed amount. The current interest rates for new contributions and transferred amounts are declared in advance and will be credited on a daily basis to the Fixed Account. Similarly, the current interest rates for existing Fixed Account values are declared in advance and will be credited on a daily basis to the Fixed Account. Any excess interest paid, as we determine, will be applied on an equitable basis. Current interest rates are not guaranteed and may be changed at any time.

COMPETING FUNDS -- For purposes of applying the transfer restrictions described under Section 4, "Contribution provisions," competing funds are those specified in the most recent administrative notice which is attached to and made part of this contract.

The Company reserves the right, in its sole discretion, to determine whether or not any fund included in this certificate on the effective date or subsequently added to this certificate after the effective date is or has become a competing fund.

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

THE SEPARATE ACCOUNT(S)

ALLOCATIONS TO SEPARATE ACCOUNT(S) -- A Separate Account will receive the net contributions allocated to it and dollar amounts transferred from the Fixed Account. We will allocate these amounts, as the Participant instructs, to the subaccount(s) of the Separate Account(s).

We reserve the right to set a minimum allocation to a subaccount and a maximum number of subaccounts to which allocations can be made. These amounts are processed as of the date we receive the net contribution or the transfer request at the Home Office.

The various Separate Account subaccounts under this certificate and the corresponding investment funds for each subaccount are set forth in the most recent administrative notice which is attached to and made part of the contract. A list of the investment options selected by the contract Owner and available under this certificate will be provided to the contract Owner from time to time in an administrative notice. The various investment options/subaccounts available under this certificate are set forth in accordance with the most recent administrative notice issued by the Company. An administrative notice may be furnished when investment options/subaccounts have been added, frozen, eliminated or replaced under the contract. Such notice may also reflect information relative to such investment options, including, but not limited to, the applicable deduction for mortality and expense risk and administrative undertakings, its classification as a competing fund (if applicable), and any applicable transfer restrictions.

Within each subaccount, the value of an accumulation unit is determined by valuing daily the underlying securities within that subaccount with a reduction for operating expenses. That result is divided by the outstanding number of all accumulation units of that subaccount. The value of each subaccount's accumulation unit depends on the investment experience of the underlying fund.

The increase or decrease in the number of accumulation units for a particular transaction is determined by dividing the dollar amount of the transaction by the unit value of the appropriate subaccount.

The number of units the Participant has in a subaccount on any date is equal to the sum of accumulation units that have been added through net contributions and transfers minus the sum of accumulation units that have been withdrawn or transferred.

If shares of an underlying fund are no longer available for investment by the Separate Account or if we determine further investments in an underlying fund are inappropriate in view of the objectives of the contract issued, we may substitute shares of another underlying fund for fund shares already purchased and apply future net contributions to the purchase of shares of the substitute underlying fund.

The Company also reserves the right, in its sole discretion and subject to compliance with applicable law, to add, replace or delete the Separate Account(s) and/or funds (with or without differing investment objectives) to or from this certificate, and to terminate ongoing contributions to the Separate Account(s) and/or funds under this certificate, provided the Company gives the contract Owner 30 days advance written notice of its intent to do so, and further provided that the Company takes the same action(s) with respect to all contracts of the same class and risk characteristics. If the

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

Company adds additional Separate Account(s) and/or funds to this certificate, the Separate Account(s) and/or funds so added will be subject to the charges, fees and transfer restrictions then in effect for such Separate Account(s) and/or funds at the time they are added to this certificate.

SECTION 4. CONTRIBUTION PROVISIONS

CONTRIBUTIONS -- During each contract year, the contract Owner will remit to the Company all contributions to be made on behalf of the Participant. Net contributions will be applied by the Company to the Fixed Account and/or the Separate Account(s) for accumulation units in the Separate Account(s) on behalf of a Participant in accordance with the valuation provisions and the instructions of the Participant. The minimum contribution which may be made at any time on behalf of any Participant is $30, except where the Plan requires a lesser amount which in any event may not be less than $10.

ALLOCATION OF CONTRIBUTIONS -- The Participant shall specify that portion of a net contribution to be allocated to the Fixed Account and/or to each subaccount of a Separate Account in multiples of ten percent or a lower multiple as specified by the Company from time to time. Such allocation may be changed by written notice submitted to the Company with each net contribution.

TRANSFER OR RE-ALLOCATION OF CONTRACT VALUES WITHIN THE CONTRACT/RELATED CONTRACTS -- With respect to a Participant's account, the Participant may transfer monies between accounts under this certificate. If elected by the contract Owner and agreed to by the Company, such transfers may also be made between accounts under this certificate and a related Participant directed account option.

Separate Account values may be re-allocated between subaccounts within the Separate Account(s) or, if applicable, between subaccounts within separate account(s) under a related contract and transferred to the Fixed Account at any time.

Fixed Account values may be transferred to one or more subaccounts within the Separate Account(s) or, if applicable, to one or more subaccounts within a separate account under a related contract.

TERMINATION OF CONTRIBUTIONS ON BEHALF OF A PARTICIPANT -- After termination of contributions on behalf of a Participant, the contract Owner may continue the Participant's account in force under the contract or notify the Company as to the manner in which the termination value of the Participant's account is to be disbursed under the plan document's di minimus rule.

ROLLOVERS -- Rollovers are allowed unless specifically excluded by the plan document.

SECTION 5. GENERAL PROVISIONS

THE CERTIFICATE -- This certificate, including any attached endorsements, is issued in consideration of your enrollment form, the group contract and receipt of contributions. Your enrollment form is attached to and made part of this certificate. All statements in the enrollment form shall, in the absence of fraud, be deemed representations and not warranties. No statement shall void

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

this certificate or be used in defense of a claim under it unless contained in the written enrollment form for this certificate. Certificate years, months and anniversaries shall be computed from the certificate effective date.

ASSIGNMENT ON BEHALF OF PARTICIPANT -- Amounts held under the certificate on behalf of a Participant are nontransferable and cannot be sold, assigned, or pledged as security, for a loan or for any other purpose to any person other than the Company, except as permitted under the Code and the terms of this certificate.

NON-PARTICIPATING -- This certificate does not share in the surplus earnings of the Company,

PERIODIC REPORTS -- No less frequently than annually, we will send you periodic reports which show the total Participant account value, net contributions and other certificate transactions. At any time, you may request a statement of the certificate's total account value. We will send any other information or legally required reports to you at your last known address.

VOTING RIGHTS -- The Company shall cause the certificate owner to be advised, in a timely manner, of any fund shareholders' meetings at which the fund shares held for the certificate owner may be voted. The Company shall also cause to be sent to the certificate owner proxy materials and a form of instruction by means of which the certificate Owner can instruct the Company with respect to the voting of the fund shares held under the certificate. In connection with the voting of fund shares held by it, the Company shall arrange for the handling and tallying of proxies received from the certificate owner. The Company, as such, shall have no right, except as herein provided, to vote any fund shares held by it hereunder which may be registered in its name or the names of its nominees.

The Company will vote the fund shares held by it under this certificate in accordance with the instructions received from the certificate owner. If the certificate owner desires to attend any meeting at which the fund shares held for the certificate owner's benefit may be voted, the certificate owner may request that the Company furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the fund shares held for such certificate owner's account. In the event the certificate owner gives no instructions or leaves the manner of voting discretionary, the Company will vote such shares of each fund in the same proportion as shares of that fund held in the same Separate Account for which instructions have been received.

GOVERNING LAW -- This certificate will be governed by and construed in accordance with the laws of the contract jurisdiction set forth on the Certificate Data pages of this certificate. This certificate shall be deemed to include any provisions required by the state where it was issued. This certificate will conform to any requirements of federal law concerning deferred compensation or retirement plans.

NONWAIVER -- The Company may, in its sole discretion, elect not to exercise a right or reservation specified in this certificate. Such election shall not constitute a waiver of the right to exercise such right or reservation at any subsequent time, nor shall it constitute a waiver of any other provisions of the certificate.

MINIMUM VALUES -- All values and benefits for this certificate are not less than the minimum required by the laws of the state in which it is delivered.

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

PREMIUM TAX -- Any premium tax deducted will be determined by the Participant's place of residence.

MATURITY DATE -- The Maturity Date is the certificate anniversary following the Participant's 70th birthday or the 10th certificate anniversary, whichever is later. The Maturity Date is when the payee will begin receiving annuity income payments and is shown on the Certificate Data pages. You may choose a different date if we agree. Income payments must begin no later than specified in the Internal Revenue Code, as amended.

TERMINATION OF CONTRACT -- The group contract under which this certificate is issued may be terminated by the contract Owner.

CONVERSION TO INDIVIDUAL CONTRACT -- If the contract is terminated, or the Participant is no longer an eligible member of the group, the Participant may continue in this certificate until the next certificate anniversary date.

At the time of the next certificate anniversary, the Participant's certificate will be converted and the total accumulation value transferred to an individual annuity contract offered at that time. The provisions of that contract may be different than this certificate.

OWNERSHIP -- The Owner of this certificate is listed on the Certificate Data pages. The Owner may exercise all rights and privileges granted by this certificate during the Participant's lifetime.

BENEFICIARY -- The beneficiary is named in the enrollment form; however, you may change it.

For payment purposes, we will assume that the beneficiary's death occurred prior to the Participant's death if the beneficiary:

      1.    dies before or on the same date as the Participant; or

      2.    dies within 15 days after the Participant.

CHANGE OF BENEFICIARY -- You may change the beneficiary of this certificate during the lifetime of the Participant unless you have made an irrevocable beneficiary designation or the plan limits the beneficiary.

You must request the change in writing on a form satisfactory to us and send the request to our Home Office. A change is valid only when we receive it at our Home Office. Upon receipt and approval, it is effective as of the date you signed the written request. All changes are subject to any payments we make or other action we take before receipt of the written request.

WITHDRAWALS -- Withdrawals are subject to the terms of the contract and the plan document. If there is conflict between the contract and plan document, the plan document will control.

SECTION 6. VALUATION PROVISIONS

NET CONTRIBUTIONS -- The net contribution to the certificate on behalf of a Participant is equal to the total contributions made on behalf of that Participant less any applicable premium taxes. The net contribution for the Fixed Account or Separate Account(s) (determined in accordance with the account allocation percentages elected) is applied to provide Fixed Account values or Separate

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

Account accumulation units. The number of accumulation units credited to a Separate Account is determined by dividing the net contribution for that account by the dollar value of one accumulation unit next computed after the receipt of the contribution by the Company.

Distributed earnings with respect to the underlying funds will be credited to the certificate Owner by increasing the value of units of interest held under this certificate, not by increasing the number of accumulation units held under this certificate. The number of accumulation units so determined will not be affected by any subsequent change in the value of accumulation units. The accumulation unit value in a Separate Account may decrease or increase from day to day as specified below.

NET INVESTMENT RATE AND NET INVESTMENT FACTOR -- The Fixed Account net investment rate applicable to this certificate for any day is guaranteed to be at least the rate shown under the Certificate Data pages section of this certificate. The net investment rate for each subaccount in each of the Separate Account(s) for any day is equal to the gross investment rate for such subaccount expressed in decimal form to at least six decimal places, less applicable deductions by the Company for mortality and expense, income option, and administrative undertakings as shown on the Certificate Data pages of the certificate. The gross investment rate for a subaccount is:

      (a) its investment income for the valuation day plus its capital gains and minus its capital losses, whether realized or unrealized, and less a deduction for any applicable taxes arising from the income and the realized and unrealized capital gains attributable to that subaccount, divided by

      (b)   the value of that subaccount on the previous valuation day.

The net investment factor for each subaccount is the sum of 1.000000 plus the net investment rate for that account.

SEGREGATION OF SEPARATE ACCOUNT ASSETS -- That portion of the assets of a Separate Account equal to the reserves and other contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business the Company may conduct. The assets of a Separate Account are segregated from all other assets of the Company and are subject only to the claims of contracts participating in such Separate Account.

ACCUMULATION UNIT VALUE -- The value of an accumulation unit for each subaccount of a Separate Account was set at an initial fixed value on the date the subaccount was established. The value of the respective accumulation units for any subsequent day is determined by multiplying the accumulation unit value for the preceding valuation day by the net investment factor for that subaccount for the current valuation day.

SECTION 7. FIXED ACCOUNT LIQUIDITY PROVISIONS

Prior to the date of discontinuance as defined in the contract, a request for a surrender or transfer of Fixed Account values in the certificate may be made at any time.

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

SECTION 8. CERTIFICATE DISCONTINUANCE

On and after the date of discontinuance as defined in the contract, no contributions will be payable to, or accepted by, the Company. Notwithstanding any other provision of this certificate to the contrary, after the date of discontinuance, certificate values shall be paid in accordance with this Section.

FIXED ACCOUNT VALUES -- The total amount of all Fixed Account values under the certificate shall be reduced as of the date of discontinuance, by any:

      (a)   premium taxes not previously deducted, and

      (b) contingent deferred sales charges as shown on the Certificate Data pages.

The resulting amount shall be referred to as the "balance at discontinuance."

Notwithstanding any benefits which may be payable to the Participant or beneficiary under the terms of the plan, including, but not limited to, benefits under the plan on account of retirement, death, separation from service, or financial hardship, the certificate Owner specifically agrees that the Company has the absolute right to pay the balance at discontinuance in five equal installments, plus any interest due, annually over a period of five years. The Company shall pay the first such installment not later than 30 days after the date of discontinuance. The remaining four installments, plus interest, shall be payable on each successive anniversary of the date of discontinuance.

The balance at discontinuance shall be credited with interest at a rate of not less than 3 percent per annum commencing on the date of discontinuance.

CERTIFICATE FUNDS HELD UNDER THE SEPARATE ACCOUNT(S) -- As of the date of discontinuance, all certificate funds held under the Separate Account(s) shall be reduced by any:

      (a)   premium taxes not previously deducted, and

      (b) contingent deferred sales charges as shown on the Certificate Data pages.

The resulting amount shall be paid within seven days following the date of discontinuance except as the Company may be permitted to defer payment under applicable law.

SECTION 9. DEATH BENEFIT

PAYMENT AT PARTICIPANT'S DEATH -- The death benefit shall be paid upon the Participant's death if the certificate has not been surrendered and the effective date of a selected annuity income option has not occurred. The beneficiary may receive the death benefit by electing an annuity income option or a lump sum payment in accordance with the plan.

Proof of the Participant's death must be sent to our Home Office. As of the date we receive such proof, we will pay the beneficiary the death benefit, which is the greater of:

      1. the total value of the Participant's account less any applicable premium tax; or

      2. the sum of all contributions under the Participant's account, less any applicable premium tax, any outstanding loan balance and withdrawals.

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

REQUIRED DISTRIBUTIONS AT DEATH -- Distributions will be paid as required by the Code and the plan document.

SECTION 10. ANNUITY INCOME OPTIONS

APPLICATION OF PARTICIPANT'S ACCOUNT VALUE -- On the effective date of an annuity income option, the requested portion of the Participant's account value payable under the Participant's account shall be applied to the payment of the annuity income option elected.

If the Participant's account value to be applied under any one fixed or variable annuity income option is less than $2,000 or would provide less than a $20 monthly annuity income payment, we will pay the Participant's account value in a lump sum to the payee.

Prior to the payment of any annuity income option selected, we reserve the right to verify the age of the payee and to make any adjustments necessary to reflect the accurate payment for the correct age.

ELECTION OF OPTION -- At least 30 days prior to the requested effective date of an annuity income option, the Participant may elect by written request an annuity income option or change a previous election. We must receive the written request at the Home Office. Income payments must begin no later than specified in the Code. If the Participant dies before the effective date of the annuity income option, the beneficiary may elect an annuity income option. This election must be made within 60 days after we receive proof of the Participant's death.

SUPPLEMENTAL CONTRACT -- We will issue a supplemental contract for each annuity income option chosen.

MISSTATEMENT OF AGE -- If the age of a Participant or any other payee has been misstated, the annuity income payments under the supplemental contract will be that amount which the Participant's account value would have provided at the correct age. We will require proof of the correct age.

If the income payments were too large because of a misstatement, we will deduct the difference with interest from the benefits falling due until totally repaid. If such payments were too small, we will add the difference with interest to the next benefit due. The interest rate will not exceed 6 percent per year.

PROOF OF SURVIVAL -- We may require proper proof that a payee, beneficiary, or a Participant is living when payment depends upon such person's survival. Proof includes a dated and witnessed signature.

PAYMENT START DATE -- For Options 1, 2, 3, 4, 6 and 7, the first payment will be made on or before the 15th business day of the month following receipt of the Participant's request and the effective date of the annuity income option. Subsequent income payments for these options will be made as of the first business day of each succeeding month, unless another mode of payment is selected by the supplemental contract Owner and has been approved by us. For Option 5, the income payments will be made as of the first business day after the end of the payment period.

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

If the original payee dies after income payments begin, the beneficiary of such payee will be paid:

      1. under Options 1 and 6, the rest of the annuity income payments during the period certain, if any; or

      2. under Options 3 and 4, the rest of the annuity income payments due, if any; or

      3.    under Option 5, the present value plus unpaid interest, if any.

If no beneficiary is living at the time of the payee's death, the present value, if any, of the remaining income payments will be paid in a lump sum to the estate of such payee. If the payee dies and the option elected does not provide for continued payments, the supplemental contract will terminate.

Under the supplemental contract, the present value of any option will be figured at the interest rate used to determine the income payment. In no case will a lump sum distribution be allowed under Options 1,2,6 and 7 during the lifetime of the original payee(s).

Unless the supplemental contract Owner elects otherwise, the payee will have the right under Options 3,4, and 5 to terminate the supplemental contract. In this case the payee will receive the present value in one lump sum payment.

VARIABLE INCOME PAYMENTS -- The Participant's account value applied to the variable income payments is allocated to the subaccount(s) as instructed by the supplemental contract Owner (Participant). Not all subaccount(s) may be available for income payments. The dollar amount of the first monthly payment from each subaccount to be made under a variable annuity option will be determined by applying the amount of the Participant's account value allocated to that subaccount to the appropriate rate in the annuity income option tables.

The variable income payment from each subaccount is determined by multiplying the number of variable retirement units by the value of such unit for the corresponding subaccount.

Within each subaccount, the number of variable retirement units is determined by dividing the:

      -     amount of the first monthly payment by

      - the value of the variable retirement unit in the appropriate subaccount on the valuation day coincident with the date that the Participant's account value was applied toward the variable annuity option(s).

The number of such units will not change when figuring the second and subsequent income payments. Under Option 7, such units will be reduced upon the death of the first payee to the survivor percentage previously elected by the supplemental contract Owner (Participant).

The second and subsequent payment(s) will be based on the investment experience of the underlying fund(s) and will be affected by the mortality risk and expense risk fee shown in the supplemental contract. The value of each variable retirement unit for each subaccount was initially set at $10 as of the date income payments were first calculated. Subsequent variable retirement unit values of any subaccount are determined by multiplying the previous variable retirement unit value by the current net investment factor.

The value of the net assets in the Separate Account shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with generally accepted accounting practice and applicable laws and regulations.

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

FIXED ANNUITY INCOME OPTIONS

OPTION 1. FIXED LIFE INCOME WITH OR WITHOUT PERIOD CERTAIN -- We will pay an income based on the attained age of the payee for the period certain elected; thereafter, we will pay income for the remaining lifetime of the payee. The period certain may be 10,15 or 20 years. If no period certain is requested, we will pay an income during the lifetime of the payee. See Table 1.

OPTION 2. JOINT LIFE AND SURVIVOR ANNUITY -- We will pay an income for as long as either or both payees live. The income will be based on the ages of the two payees. Upon the death of one payee, future payments will be reduced to the survivor percentage elected. Income payments will cease following the death of the surviving payee. See Tables 2, 3 and 4.

OPTION 3. INCOME FOR A FIXED PERIOD -- We will pay an income for a specified number of years, one through 30 years. But, income payments cannot extend beyond the life expectancy of the payee, as defined by the Code. The payments will be made in equal installments. The payee may withdraw a part of the present value of future benefits upon written request. Following a withdrawal, the remaining payments will be recalculated. See Table 5.

OPTION 4. INCOME FOR A FIXED AMOUNT -- We will pay an income of a specified amount until the Participant's Account value and interest are all paid out to the payee. The income payments cannot extend beyond the life expectancy of the payee, as defined by the Code, The payee may withdraw a part of the present value of future benefits upon written request. Following a withdrawal, the remaining number of payments will be adjusted.

OPTION 5. INTEREST INCOME PAYMENTS -- We will hold the Participant's Account value and pay interest at a rate we determine. The interest rate will never be less than the income option rate specified on the Certificate Data pages. Interest will be credited at the end of each payment period. The payee may elect another option at the end of any payment period. Subject to the restrictions imposed by the Code, the payee may withdraw the value of the supplemental contract held under this option, in whole or in part, upon written request. Distributions of both principal and interest must begin no later than the date specified by the Code.

VARIABLE ANNUITY INCOME OPTIONS

OPTION 6. VARIABLE LIFE INCOME WITH OR WITHOUT PERIOD CERTAIN -- We will pay a variable income based on the attained age of the payee for the period certain elected; thereafter, we will pay the variable income for the remaining lifetime of the payee. The period certain may be 10,15 or 20 years. If no period certain is requested, we will pay a variable income during the lifetime of the payee. See Table 1 for the initial payment. Subsequent payments will be based on the investment experience of the underlying fund.

OPTION 7. VARIABLE INCOME FOR JOINT LIFE AND SURVIVOR ANNUITY -- We will pay a variable income for as long as either or both payees live. The variable income will be based on the ages of the two payees. See Table 2, 3 or 4 for the initial payment. Subsequent payments will be based on the investment experience of the underlying fund. Upon the death of one payee, future payments will be reduced to the survivor percentage elected. The variable income payments will cease following the death of the surviving payee.

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

OTHER ANNUITY OPTIONS -- Upon the Participant's request, we may make other fixed and variable annuity options available.

BASIS OF ANNUITY INCOME OPTION TABLES -- The following tables show the dollar amount of monthly annuity income payments for the payee's attained age when the supplemental contract is issued.

The amount of each fixed income payment under Options 1, 2 and 3 will never be less than that shown in the annuity income option tables at the time the supplemental contract is issued. The guaranteed annuity income option rate used for all fixed annuity income options are shown on the Certificate Data pages. The guaranteed factors for lifetime options are unisex and based on the Annuity 2000 Mortality Table using 100 percent female mortality. The income payments under these options may be increased as we determine.

The age used in the annuity income option tables is the attained age of the payee when income payments begin. Amounts for ages not shown or for quarterly, semi-annual or annual payments will be furnished upon request.

The interest rate used in the annuity income option tables is that shown on the Certificate Data pages.

MINIMUM DISTRIBUTIONS -- Any distribution to a Participant under these settlement provisions shall be made in accordance with the provisions of the plan established by the contract Owner, but in no event will such distribution be made at a time or in a method that fails to satisfy the requirements of the Code.

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

SECTION 11. ANNUITY INCOME OPTION TABLES

TABLE 1 -- OPTIONS 1 AND 6

Income payments for life with or without a period certain
Initial monthly income payments for each $1,000 of Participant's Account value

Attained                       Period certain                      Attained                     Period certain
 age of                                                             age of
 payee          Life         10yrs        15yrs         20yrs        payee         Life        10yrs       15yrs     20yrs
   55           4.19         4.16         4.12          4.06           68          5.73         5.55       5.30
   56           4.27         4.24         4.19          4.12           69          5.91         5.70       5.41
   57           4.35         4.32         4.27          4.19           70          6.11         5.86       5.53
   58           4.44         4.40         4.34          4.25           71          6.32         6.02       5.64
   59           4.54         4.49         4.42          4.32           72          6.55         6.20
   60           4.64         4.58         4.51          4.39           73          6.80         6.38
   61           4.75         4.68         4.59          4.46           74          7.07         6.57
   62           4.86         4.79         4.68          4.53           75          7.37         6.76
   63           4.98         4.90         4.78          4.60           76          7.68         6.96
   64           5.11         5.01         4.88          4.67           77          8.03         7.16
   65           5.25         5.14         4.98          4.75           78          8.40         7.36
   66           5.40         5.26         5.08                         79          8.80         7.56
   67           5.55         5.40         5.19                         80          9.23

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

TABLE 2 -- OPTIONS 2 AND 7

Joint life income with 50 percent to survivor
Initial monthly income payments for each $1,000 of Participant's Account value

Attained
 ages of
  payees          55         56         57         58          59         60         61         62        63        64       65
   55            4.19
   56            4.23       4.27
   57            4.27       4.31       4.35
   58            4.31       4.36       4.40       4.44
   59            4.36       4.40       4.44       4.49        4.54
   60            4.40       4.45       4.49       4.54        4.59       4.64
   61            4.45       4.50       4.54       4.59        4.64       4.69       4.75
   62            4.50       4.55       4.59       4.64        4.69       4.75       4.80       4.86
   63            4.55       4.60       4.65       4.70        4.75       4.80       4.86       4.92      4.98
   64            4.61       4.65       4.70       4.75        4.81       4.86       4.92       4.98      5.04      5.11
   65            4.66       4.71       4.76       4.81        4.87       4.92       4.98       5.05      5.11      5.18     5.25
   66            4.72       4.77       4.82       4.87        4.93       4.99       5.05       5.11      5.18      5.25     5.32
   67            4.78       4.83       4.88       4.94        5.00       5.06       5.12       5.18      5.25      5.32     5.40
   68            4.84       4.89       4.95       5.00        5.06       5.12       5.19       5.26      5.33      5.40     5.48
   69            4.90       4.96       5.01       5.07        5.13       5.20       5.26       5.33      5.41      5.48     5.56
   70            4.97       5.03       5.08       5.14        5.21       5.27       5.34       5.41      5.49      5.56     5.65

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

TABLE 3 -- OPTIONS 2 AND 7

Joint life income with 66 2/3 percent to survivor
Initial monthly income payments for each $1,000 of Participant's Account value

Attained
 ages of
 payees         55         56         57         58          59         60         61         62         63       64        65
  55           4.02
  56           4.06       4.10
  57           4.09       4.13       4.17
  58           4.13       4.17       4.21       4.25
  59           4.17       4.21       4.25       4.29        4.33
  60           4.20       4.25       4.29       4.33        4.38       4.42
  61           4.24       4.29       4.33       4.37        4.42       4.47       4.52
  62           4.28       4.33       4.37       4.42        4.47       4.52       4.57       4.62
  63           4.32       4.37       4.41       4.46        4.51       4.56       4.62       4.67       4.72
  64           4.36       4.41       4.46       4.51        4.56       4.61       4.67       4.72       4.78     4.84
  65           4.40       4.45       4.50       4.55        4.61       4.66       4.72       4.78       4.84     4.90      4.96
  66           4.44       4.49       4.55       4.60        4.66       4.71       4.77       4.83       4.90     4.96      5.02
  67           4.49       4.54       4.59       4.65        4.71       4.77       4.83       4.89       4.95     5.02      5.09
  68           4.53       4.58       4.64       4.70        4.76       4.82       4.88       4.95       5.02     5.08      5.16
  69           4.57       4.63       4.69       4.75        4.81       4.87       4.94       5.01       5.08     5.15      5.22
  70           4.62       4.68       4.74       4.80        4.86       4.93       5.00       5.07       5.14     5.22      5.29

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

TABLE 4 -- OPTIONS 2 AND 7

Joint life income with 100 percent to survivor
Initial monthly income payments for each $ 1,000 of Participant's Account value

Attained
ages of
 payees           55         56         57          58         59         60          61       62       63       64        65
   55            3.73
   56            3.75       3.78
   57            3.78       3.81       3.84
   58            3.81       3.84       3.87        3.91
   59            3.83       3.87       3.90        3.94       3.97
   60            3.86       3.89       3.93        3.97       4.01       4.04
   61            3.88       3.92       3.96        4.00       4.04       4.08        4.12
   62            3.90       3.94       3.99        4.03       4.07       4.12        4.16     4.20
   63            3.92       3.97       4.01        4.06       4.10       4.15        4.19     4.24     4.28
   64            3.94       3.99       4.04        4.09       4.13       4.18        4.23     4.28     4.33     4.37
   65            3.96       4.01       4.06        4.11       4.16       4.22        4.27     4.32     4.37     4.42      4.47
   66            3.98       4.03       4.08        4.14       4.19       4.25        4.30     4.36     4.41     4.47      4.52
   67            4.00       4.05       4.11        4.16       4.22       4.28        4.33     4.39     4.45     4.51      4.57
   68            4.01       4.07       4.13        4.18       4.24       4.30        4.37     4.43     4.49     4.55      4.62
   69            4.03       4.09       4.15        4.21       4.27       4.33        4.40     4.46     4.53     4.59      4.66
   70            4.04       4.10       4.16        4.23       4.29       4.36        4.42     4.49     4.56     4.63      4.71

HORACE MANN LIFE INSURANCE COMPANY                                       [LOGO]

TABLE 5 -- OPTION 3

Income payments for a fixed period
Equal monthly income payments for each $1,000 of Participant's Account value

Number of years in    Monthly        Number of years        Monthly        Number of years       Monthly
   fixed period       income         in fixed period         income        in fixed period       income
                      payment                               payment                              payment
          1            84.47                11                8.86                21              5.32
          2            42.86                12                8.24                22              5.15
          3            28.99                13                7.71                23              4.99
          4            22.06                14                7.26                24              4.84
          5            17.91                15                6.87                25              4.71
          6            15.14                16                6.53                26              4.59
          7            13.16                17                6.23                27              4.47
          8            11.68                18                5.96                28              4.37
          9            10.53                19                5.73                29              4.27
         10             9.61                20                5.51                30              4.18

HORACE MANN LIFE INSURANCE COMPANY                                        [LOGO]

                      (This page intentionally left blank)

HORACE MANN LIFE INSURANCE COMPANY                                        [LOGO]

Home Office:         1 Horace Mann Plaza
                     P.O. Box 4657
                     Springfield, Illinois 62708-4657

ENDORSEMENT: QUALIFYING EVENT (CHICAGO)

This endorsement is part of the Horace Mann Life insurance contract to which it is attached. The endorsement amends this contract effective as of the Contract Date.

For purposes of this contract, the term "Qualifying Event" shall mean:

      1.    the death of the Participant; or

      2.    financial hardship, as defined in the Plan; or

      3.    disability as defined in the Plan or the Code; or

      4. an amount surrendered for transfer to the funding vehicle of another approved investment provider for the Plan while in service as defined in the plan; or

      5.    separation from service as defined in the plan.

/s/ Lou Lower                                   /s/ Ann Caparros
------------------                              --------------------
President                                       Corporate Secretary

HORACE MANN LIFE INSURANCE COMPANY                                        [LOGO]

HOME OFFICE:         1 Horace Mann Plaza
                     P.O. Box 4657
                     Springfield, Illinois 62708-4657

ENDORSEMENT: FIXED ACCOUNT LIQUIDITY PROVISIONS (CHICAGO)

This endorsement is part of the Horace Mann Life Insurance Company certificate to which it is attached. This endorsement amends the certificate effective as of the Certificate Date.

The Fixed Account liquidity provisions (Section 7) shall be amended to read in their entirety as follows:

      Prior to the date of discontinuance as defined in the contract, a request for a surrender or transfer of Fixed Account values in the certificate may be made at any time. Any withdrawal or transfer from the Fixed Account prior to the maturity date may not exceed 20 percent of the Fixed Account value. If the Participant requests a total liquidation, the value will be disbursed over a 5 year period and no more than 20 percent will be disbursed in any year prior to the final disbursement.

/s/ Lou Lower                                           /s/ Ann Caparros
----------------                                        -------------------
President                                               Corporate Secretary

HORACE MANN LIFE INSURANCE COMPANY                                        [LOGO]

HOME OFFICE:                  1 Horace Mann Plaza
                              P.O. Box 4657
                              Springfield, Illinois 62708-4657

ENDORSEMENT: ANNUITY LOAN PROVISION

This endorsement is part of the certificate to which it is attached. The endorsement amends this certificate effective as of the Certificate Date.

DEFINITION OF CERTAIN TERMS -- Unless redefined below, the terms defined in the contract will have the same meaning when used in this endorsement. For the purpose of this endorsement the following definitions apply:

      "Fixed Account" represents net payments and interest earned thereon allocated to our general account and invested along with other insurance funds in this general account.

      "Fixed cash value" refers to the dollar value of the Fixed Account prior to the Maturity Date.

      "Foreclosure amount" is the loan amount plus any applicable surrender and/or withdrawal charges and any income tax required to be withheld.

      "Loan amount" is the loan balance plus any accumulated loan interest.

      "Loan balance" is the outstanding loan principal at any given time.

      "Loan reserve account" is an account established when a loan is made to the Owner. The value of the loan reserve account is an amount equal to the sum of the loan amount and all interest credited to the loan reserve account.

      "Loan year" means a continuous 12-month period beginning on the effective date of the loan and each subsequent loan anniversary.

      "Total cash value" is an amount equal to the sum of the fixed cash value, the loan reserve value, and the variable cash value prior to the Maturity Date.

TERMS OF LOAN -- Prior to the date annuity income payments begin, Horace Mann Life Insurance Company may make a loan under the contract after this endorsement has been in force for 12 months; however, in no event will a loan term be permitted to extend beyond an Annuitant's 70th birthday.

Your loan request must be in writing on a loan agreement form. This form must be sent to the Home Office and approved by us. A loan is effective on the first day of the month following the date we approve the loan agreement request. The initial interest rate for the loan will be shown on the loan agreement.

      The amount of the loan cannot exceed the least of:

      1. the maximum amount set by the governing section of the Internal Revenue Code for this type of contract; or

      2.    $50,000; or

HORACE MANN LIFE INSURANCE COMPANY                                        [LOGO]

      3. 50 percent of the contract's Fixed Account's cash value. The fixed cash value includes net purchase payments and interest earned thereon minus any amount deducted for partial withdrawals or transfers to the Separate Account and any annual maintenance fee.

One loan will be permitted in any continuous 12-month period and only 1 outstanding loan will be permitted at any time. Loans for an amount of less than $1,000 will not be permitted. We may defer granting a loan for up to 6 months after we receive your request. A withdrawal, partial surrender, or transfer from the contract's Fixed Account will not be permitted if it will decrease the sum of the accumulated value of the Fixed Account's cash value and the value of the loan reserve account to an amount less than 200 percent of the loan amount.

The loan plus the loan interest shall be amortized and repaid during the loan year no less frequently than quarterly with equal installment payments due on the last day of each quarter. Although you may prepay the full amount of an outstanding loan at any time, you must repay a loan within 5 years unless the loan is to be used to acquire or build a dwelling unit that will be used as a principal residence within a reasonable period of time. If the loan is used for a principal residence as defined above, it may be repaid over a period not exceeding 10 years as agreed upon by us.

LOAN INTEREST RATE -- The loan interest rate is an adjustable rate and will be determined by us for each calendar quarter and will apply for 12 months to new loans made in that quarter and to outstanding loans whose loan anniversaries occur in that quarter. Each such loan interest rate so determined will not exceed the Monthly Average of the Composite Yield on seasoned corporate bonds, as published by Moody's Investors Service, Inc., for the calendar month ending 2 months before the date on which the rate is determined. If this monthly average is no longer published, the rate used in its place will be that set by law or by regulation of the insurance regulator of the state in which the contract is issued to which this endorsement is attached.

If the maximum rate of interest that can be charged for a loan for a 12-month period as determined above is 1/2 percent or more lower than the rate charged for the preceding 12-month period, the loan interest rate for the current 12-month period will be decreased so as to be equal to or less than that maximum rate. If the maximum rate of interest that can be charged for a loan for a 12-month period as determined above is 1/2 percent or more higher than the rate charged for the preceding 12-month period, the loan interest rate for the current 12-month period may be increased, but not to exceed the maximum rate. The loan interest rate will never be greater than that permitted by law.

The Company will notify the Participant of the initial rate of interest on the loan requested. We will send written notice of any change in the loan interest rate at least 30 days before the loan anniversary. This notice will include a description of how this interest rate is determined.

SECURITY FOR THE LOAN -- On the date a loan is made to you, a loan reserve account is established. Fixed Account funds equaling the loan amount will be transferred from the Fixed Account and allocated to the loan reserve account. An effective annual rate of 3 percent will be credited to the loan reserve account. Additional interest may be credited to the loan reserve account as determined by the Company.

HORACE MANN LIFE INSURANCE COMPANY                                        [LOGO]

Any loan repayments received will first be applied to loan interest due, with the balance applied towards repayment of the loan. That portion of a loan repayment received which is applied to reduce the principal plus a proportionate amount of interest earned on such portion will be transferred from the loan reserve account and allocated to the Fixed Account and will begin earning the same interest rate as other funds newly allocated to the Fixed Account.

The sum of the loan reserve account value and the Fixed Account's accumulated cash value will be the security for the loan.

LOAN DEFAULT -- There is a 30 day grace period following each scheduled loan payment due date. If the payment has not been received by the end of the grace period, the entire loan balance plus applicable interest will be declared in default. Upon default, the Company will recover the foreclosure amount from the contract's loan reserve account and the Fixed Account. Such withdrawal will be made in compliance with any state or federal regulations governing this type of contract.

EFFECT OF LOAN ON BENEFITS -- While there is an outstanding loan balance, the loan reserve amount may receive a lesser interest rate than other funds in the contract as explained under the Security for the loan provision.

If the loan has not been repaid in full upon selection of any annuity income option or upon an Annuitant's death, the annuity value or the death benefit will be reduced by the then current loan amount. If the contract is surrendered before repayment, the contract's total cash value will be reduced by the foreclosure amount.

This endorsement shall not change any other provisions of the contract.

DISCONTINUANCE OF LOAN PROVISION -- We reserve the right, upon advance written notice of at least 30 days, to the Participant, to discontinue the provisions of this endorsement. Any such discontinuance will only apply to loan agreement request(s) received by us at our Home Office on and after the effective date of such discontinuance. Any loan agreement request received by us on or after the effective date of discontinuance will be returned to the Participant.

/s/ Lou Lower                                                /s/ Ann Caparros
----------------                                             -------------------
President                                                    Corporate Secretary

HORACE MANN LIFE INSURANCE COMPANY                                        [LOGO]

HOME OFFICE:                  1 Horace Mann Plaza
                              P.O. Box 4657
                              Springfield, Illinois 62708-4657

ENDORSEMENT: 403(b) TAX-SHELTERED ANNUITY

The Annuity Certificate issued by Horace Mann Life Insurance Company to which this endorsement is attached shall be amended effective as of the Certificate Date.

This 403(b) annuity is established exclusively as a means of providing for the Participant's retirement and/or the support of such Participant's beneficiaries. The Participant agrees to all of the limitations and/or conditions stated in this endorsement.

OWNERSHIP -- The owner of this tax-sheltered annuity is the Board of Education for the City of Chicago and is subject to the provisions of the Plan. No other person or entity can be the owner.

NONFORFEITABILITY -- The Participant's rights and benefits in this certificate may not be waived or relinquished unless by court order.

CONTRIBUTIONS -- The amount of elective deferrals (tax-deferred salary reductions) are limited in a 403(b) annuity by several sections of the Internal Revenue Code (IRC). These limits are set within Section 402(g) of the IRC and are periodically adjusted for the cost of living. The elective deferral cannot exceed the maximum allowed in IRC Sections 415(c) and 402(g), unless such excess is permitted by IRC Section 414(v).

ROLLOVERS -- The limitations of the preceding section do not apply to any rollover contribution described in IRC Sections 402(c), 403(a)(4), and 403(b)(8).

This certificate may accept rollovers or transfers from other 403(b)s, IRAs or qualified retirement plans (i.e. 401 (k), etc) to the extent permitted by the provisions of the Plan. It may not accept rollovers or transfers from Roth or Education IRAs.

DISTRIBUTIONS -- Tax-sheltered annuities must restrict withdrawals from certificate values attributable to contributions made or earnings accrued after December 31,1988.

Withdrawals may be made only under the following circumstances:

      a.    attainment of age 59 1/2; or

      b.    disability as defined in Section 72(m)(7) of the IRC; or

      c.    your death when the distribution is made to your beneficiary; or

      d.    separation from service; or

      e.    in the event of a hardship ; or

      f.    direct transfer to an eligible retirement plan,

Under IRC Section 72(t) any distribution of money attributable to contributions under a salary reduction agreement as described in IRC Section 402(g)(3)(c) and employer contributions may be subject to a 10 percent premature withdrawal penalty. This penalty may be waived for

HORACE MANN LIFE INSURANCE COMPANY                                        [LOGO]

circumstances a, b, c and f above. For circumstance d this penalty may be waived if the withdrawal is made after attainment of age 55.

In the event of hardship (circumstance e above) you may receive a distribution of only the amounts you have contributed. Distribution of any earnings on your contributions is prohibited. This distribution may be subject to the 10 percent premature withdrawal penalty described above.

A distribution properly made to an alternate payee pursuant to a qualified domestic relations order (QDRO) will be permitted under certain circumstances even though the distribution might otherwise be prohibited under the restrictions above.

Values existing in certificate as of December 31, 1988, are not subject to the above withdrawal restrictions, although they may be subject to the 10 percent IRC premature withdrawal penalty.

MANDATORY DISTRIBUTIONS -- Under IRC Sections 401 (a)(9) and 401(a)(31) and supporting regulations, the Participant is required to begin receiving distributions no later than April 1 following the calendar year in which he or she reaches age 70 1/2 or separates from service, whichever is later. For each succeeding year, a distribution must be made on or before December 31, By the required beginning date the Participant may elect to have the account value distributed in one of the following forms:

      a. equal or substantially equal payments over the life of the Participant;

      b. equal or substantially equal payments over the lives of the Participant and his or her designated beneficiary;

      c. equal or substantially equal payments over a specified period that may not be longer than the Participant's life expectancy;

      d. equal or substantially equal payments over a specified period that may not be longer than the joint life expectancy of the Participant and his or her designated beneficiary;

      e.    a single sum payment.

Distribution of values accumulated as of December 31, 1986, may be delayed until the end of the year the Participant reaches age 75, according to IRS Notice 88-39.

If the Participant has multiple 403(b) annuities, the minimum distribution requirements under IRC Sections 403(b)(10) and 401(a)(31) and IRS Notice 88-38 may be satisfied by receiving a distribution from one 403(b) annuity that is equal to the amount required to satisfy the minimum distribution requirements for all of the Participant's 403(b) annuities. Under this method, the Participant must still calculate the required minimum distribution separately for each 403(b) annuity.

Failure to take the required minimum distribution may result in the imposition of a 50 percent penalty on the amount not distributed in addition to any income taxes due on the total amount of the minimum required distribution.

DISTRIBUTION UPON DEATH -- If the Participant dies before his or her entire account balance is distributed, the remaining balance will be distributed as follows:
                                                                          Page 2

                                                                          [LOGO]

[HORACE MANN LIFE INSURANCE COMPANY]

      a. If the Participant dies on or after the date distributions must have begun under "Mandatory distributions", the entire remaining balance must be distributed at least as rapidly as provided under "Mandatory distributions".

      b. If the Participant dies before required distributions have begun under "Mandatory distributions", the entire remaining balance must be distributed as elected by the Participant or, if the Participant has made no prior election, then, as elected by the beneficiary or beneficiaries, as follows:

            1) by December 31 of the year containing the fifth anniversary of the Participant's death; or

            2) in equal or substantially equal payments over the life or the life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Participant's death.

      However, if the beneficiary is the Participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Participant would have turned 70 1/2.

Any provision of the Annuity Certificate inconsistent with the provisions of this endorsement is amended accordingly. All other provisions of the Annuity Certificate remain in full force and effect.

IN WITNESS WHEREOF, Horace Mann Life Insurance Company at its Home Office in Springfield, Illinois, has caused this 403(b) Tax-sheltered annuity endorsement to be executed this 01st day of April, 2002.

/s/ Lou Lower                                           /s/ Ann Caparros
----------------                                        -------------------
President                                               Corporate Secretary

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[HORACE MANN LIFE INSURANCE COMPANY]

                      (This page intentionally left blank)

                                                                          [LOGO]

[HORACE MANN LIFE INSURANCE COMPANY]

HOME OFFICE:            1 Horace Mann Plaza
                        Springfield, Illinois 62715-0001
                        1-800-999-1030

MAILING ADDRESS:        PO Box 4657
                        Springfield, IL 62708-4657

CERTIFICATE FOR DEPOSIT ADMINISTRATION CONTRACT (GROUP FLEXIBLE PREMIUM DEFERRED FIXED AND VARIABLE RETIREMENT ANNUITY CERTIFICATE) WHEN USED TO FUND 403(b) PLAN

NONPARTICIPATING -- DIVIDENDS NOT PAID

ANY PAYMENTS AND VALUES UNDER THIS CERTIFICATE WHICH ARE BASED ON INVESTMENT RESULTS OF THE SEPARATE ACCOUNT(S) ARE VARIABLE AND NOT GUARANTEED.

                       ILLINOIS LIFE AND HEALTH INSURANCE
                            GUARANTY ASSOCIATION LAW

Residents of Illinois who purchase health insurance, life insurance, and annuities should know that the insurance companies licensed in Illinois to write these types of insurance are members of the Illinois Life and Health Insurance Guaranty Association. The purpose of this Guaranty Association is to assure that policyholders will be protected, within limits, in the unlikely event that a member insurer becomes financially unable to meet its policy obligations. If this should happen, the Guaranty Association will assess its other member insurance companies for the money to pay the covered claims of policyholders that live in Illinois (and their payees, beneficiaries, and assignees) and, in some cases, to keep coverage in force. The valuable extra protection provided by these insurers through the Guaranty Association is not unlimited, however, as noted below.

                                ILLINOIS LIFE AND
                      HEALTH INSURANCE GUARANTY ASSOCIATION

                                   DISCLAIMER

THE ILLINOIS LIFE AND HEALTH INSURANCE GUARANTY ASSOCIATION PROVIDES COVERAGE OF CLAIMS UNDER SOME TYPES OF POLICIES IF THE INSURER BECOMES IMPAIRED OR INSOLVENT. COVERAGE MAY NOT BE AVAILABLE FOR YOUR POLICY. EVEN IF COVERAGE IS PROVIDED, THERE ARE SUBSTANTIAL LIMITATIONS AND EXCLUSIONS. COVERAGE IS GENERALLY CONDITIONED ON CONTINUED RESIDENCE IN ILLINOIS. OTHER CONDITIONS MAY ALSO PRECLUDE COVERAGE.

YOU SHOULD NOT RELY ON AVAILABILITY OF COVERAGE UNDER THE LIFE AND HEALTH INSURANCE GUARANTY ASSOCIATION LAW WHEN SELECTING AN INSURER. YOUR INSURER AND AGENT ARE PROHIBITED BY LAW FROM USING THE EXISTENCE OF THE ASSOCIATION OR ITS COVERAGE TO SELL YOU AN INSURANCE POLICY.

THE ILLINOIS LIFE AND HEALTH INSURANCE GUARANTY ASSOCIATION OR THE ILLINOIS DEPARTMENT OF INSURANCE WILL RESPOND TO ANY QUESTIONS YOU MAY HAVE WHICH ARE NOT ANSWERED BY THIS DOCUMENT. POLICYHOLDERS WITH ADDITIONAL QUESTIONS MAY CONTACT:

             ILLINOIS LIFE AND HEALTH INSURANCE GUARANTY ASSOCIATION
                           8420 WEST BRYN MAWR AVENUE
                             CHICAGO, ILLINOIS 60631
                                  (773)714-8050

                        ILLINOIS DEPARTMENT OF INSURANCE
                           320 WEST WASHINGTON STREET
                                    4TH FLOOR
                           SPRINGFIELD, ILLINOIS 62767
                                  (217)782-4515

                         SUMMARY OF GENERAL PURPOSES AND
                         CURRENT LIMITATIONS OF COVERAGE

The Illinois law that provides for this safety-net coverage is called the Illinois Life and Health Insurance Guaranty Association Law ("Law") [215 ILCS 5/531.01, et seq.]. The following contains a brief summary of the Law's coverages, exclusions, and limits. This summary does not cover all provisions, nor does it in any way change anyone's rights or obligations under the Law or the rights or obligations of the Guaranty Association. If you have obtained this document from an agent in connection with the purchase of a policy, you should be aware that its delivery to you does not guarantee that your policy is covered by the Guaranty Association.

                          (Please turn to back of page)

                                                               IL-M504IL (11/00)

COVERAGE

The Illinois Life and Health Insurance Guaranty Association provides coverage to policyholders that reside in Illinois for insurance issued by members of the Guaranty Association, including:

      -     life insurance, health insurance, and annuity contracts;

      - life, health or annuity certificates under direct group policies or contracts;

      -     unallocated annuity contracts; and

      - contracts to furnish health care services and subscription certificates for medical or health care services issued by certain licensed entities. The beneficiaries, payees, or assignees of such persons are also protected, even if they live in another state.

EXCLUSIONS FROM COVERAGE

The Guaranty Association does not provide coverage for:

      - any policy or portion of a policy for which the individual has assumed the risk;

      - any policy of reinsurance (unless an assumption certificate was issued);

      -     interest rate guarantees which exceed certain statutory limitations;

      - certain unallocated annuity contracts issued to an employee benefit plan protected under the Pension Benefit Guaranty Corporation and any portion of a contract which is not issued to or in connection with a specific employee, union or association of natural persons benefit plan or a government lottery;

      - any portion of a variable life insurance or variable annuity contract not guaranteed by an insurer; or

      -     any stop loss insurance.

In addition, persons are not protected by the Guaranty Association if:

      - the Illinois Director of Insurance determines that, in the case of an insurer which is not domiciled in Illinois, the insurer's home state provides substantially similar protection to Illinois residents which will be provided in a timely manner; or

      - their policy was issued by an organization which is not a member insurer of the Association.

LIMITS ON AMOUNT OF COVERAGE

The Law also limits the amount the Illinois Life and Health Insurance Guaranty Association is obligated to pay. The Guaranty Association's liability is limited to the lesser of either:

      - the contractual obligations for which the insurer is liable or for which the insurer would have been liable if it were not an impaired or insolvent insurer; or

      - with respect to any one life, regardless of the number of policies, contracts, or certificates:

            -- in the case of life insurance, $300,000 in death benefits but not more than $100,000 in net cash surrender or withdrawal values;

            -- in the case of health insurance, $300,000 in health insurance benefits, including net cash surrender or withdrawal values; and

            -- with respect to annuities, $100,000 in the present value of annuity benefits, including net cash surrender or withdrawal values, and $100,000 in the present value of annuity benefits for individuals participating in certain government retirement plans covered by an unallocated annuity contract. The limit for coverage of unallocated annuity contracts other than those issued to certain governmental retirement plans is $5,000,000 in benefits per contract holder, regardless of the number of contracts.

However, in no event is the Guaranty Association liable for more than $300,000 with respect to any one individual.

                                                                IL-M504IL(11/00)

                                                                          [LOGO]

[HORACE MANN LIFE INSURANCE COMPANY]

                STATEMENT OF BENEFIT INFORMATION CONTRACT SUMMARY
                        DEFERRED ANNUITY-FLEXIBLE PREMIUM

Contract number:
Annuitant:
Contract Date:                04/01/2002
Maturity Date:                04/01/2020
Age:                          52
Sex:                          Male
Mode:                         20
State:                        12
Form:                         IC-4430IL
Plan:                         10080

Fixed Accumulation Account                                         Current value projected at:
                            Projected                Guaranteed Rate                Current Rate**
Contract        Attained      Annual           Account        Termination     Termination     Account
Anniversary       Age       Payments            Value            Value          Value          Value
Date
      1           53          $ 7,000          $ 7,126         $  6,769         $  6,819       $    7,178
      2           54           14,000           14,466           13,743           13,929           14,662
      3           55           21,000           22,026           20,925           21,340           22,464
      4           56           28,000           29,813           28,323           29,067           30,597
      5           57           35,000           37,834           37,834           39,076           39,076
      6           58           42,000           46,095           46,095           47,915           47.915
      7           59           49,000           54,605           54,605           57,130           57,130
      8           60           56,000           63,369           63,369           66,737           66,737
      9           61           63,000           72,396           72,396           76,752           76,752
     10           62           70,000           81,695           81,695           87,193           87,193
     11           63           77,000           91,272           91,272           98,077           98.077
     12           64           84,000          101,136          101,136          109,424          109,424
     13           65           91,000          111,297          111,297          121,253          121,253
     14           66           98,000          121,762          121,762          133,585          133,585
     15           67          105,000          132,541          132,541          146,441          146,441
     16           68          112,000          143,644          143,644          159,843          159,843
     17           69          119,000          155,080          155,080          173,815          173,815
     18           70          126,000          166,858          166,858          188,381          188,381

The Maturity Date's accumulation values and its monthly income projections were calculated according to the Maturity Date elected.

The above projections are based upon the following factors:

      360 deposits of $ 500.00 with 70.00% being allocated to the Fixed Account. Accumulation values are based on guaranteed rate of 3.00% and current rate of 4.25% for ongoing premiums. Deposits of a single lump sum may receive a higher current rate. The projection assumes no partial withdrawals.

State premium taxes, if any, have been deducted.


** Excess interest and current annuity income option rates are neither estimates nor guarantees, but are projections based on our current scale and interest rate.

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[HORACE MANN LIFE INSURANCE COMPANY]

Monthly Income Projections

       For 10-year fixed period      For 10 years Certain and Life
        Guaranteed     Current       Guaranteed       Current
 Age     Rates          Rates**         Rates          Rates**
 60     $      608.98  $     671.37  $        290.23  $     369.05
 62            785.09        877.16           391.32        500.48
 65          1,069.56      1,219.80           572.06        738.43
 70          1,603.51      1,895.11           977.79      1,280.99

The Maturity Date's accumulation values and its monthly income projections were calculated according to the Maturity Date elected.

The above projections are based upon the following factors:

      360 deposits of $ 500.00 with 70.00% being allocated to the Fixed Account. Monthly income projections are based on guaranteed rate of 3.00% and current rate of 4.00% for the fixed period option and 4.50% for the certain and life option. The projection assumes no partial withdrawals.

State premium taxes, if any, have been deducted.

** Excess interest and current annuity income option rates are neither estimates nor guarantees, but are projections based on our current scale and interest rate.

Agent                                                  Date Prepared: 03/18/2003

                                                                          Page 2